CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH "[***]". SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II)WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

CHRISTIE'S

INVOICE

Account Address
Masterworks Gallery LLC as agent for Masterworks Cayman SPC o/b/o its Gallery Segregated Portf
1 World Trade Center
57 Floor
New York, NY 10007
United States

Invoice Number	[***]
Date	27/09/2025
Account Number	[***]
Paddle Number	[***]

Sale Number [***] **Sale Title** 21st Century Day Sale **Sale Date** 27/09/2025

Lot	Description	Transaction	Amount	Key	Total Amount
228	YOSHITOMO NARA (B. 1959) *Mumps* signed, signed again with artist's signature, titled, inscribed and dated 'Yoshitomo Nara '93 110 x 110 cm "Mumps"' (on the reverse) acrylic on canvas	Hammer Premium	8,000,000.00 2,160,000.00		10,160,000.00
		Sub Total			
		Hammer	HK$ 8,000,000.00		HK$ 8,000,000.00
		Premium	HK$ 2,160,000.00		HK$ 2,160,000.00

Total Amount Due	HK$ 10,160,000.00
Due Date	4 October 2025

Notes: Buyer's premium is calculated on hammer price as follows: 27% of first HKD 10,000,000, plus 22% of next HKD 50,000,000, plus 15% thereafter.

To arrange collection and to confirm the location of your property, please contact PostSaleAsia@Christies.com at least 48 hours beforehand.

Christie's Hong Kong Limited, 6th Floor The Henderson, 2 Murray Road, Central, Hong Kong
Telephone +852 2760 1766
christies.com

Payment Methods

Please note: Christie's will not accept payment under this invoice from any party other than the buyer of record.

Lots purchased at Christie's in Hong Kong may be paid for in the following ways:

Online	Christie's is pleased to offer clients the option of viewing invoices, paying and arranging shipping online through MyChristie's. To log in, or if you have yet to create an online account, please go to: www.christies.com/MyChristies. While this service is available for most lots, payment and shipping must be arranged offline for some items. Please contact Post Sale Services directly to coordinate.
Wire Transfer	[***] Beneficiary Name: [***] Bank Code: [***] Account Number: [***] SWIFT: [***]
Credit and Debit Card	All major credit and debit cards are accepted. China Union Pay Card is accepted in person with no limits on amounts.
Cash	Up to HKD 80,000 per annum.
Bankers Draft	Must be made payable to Christie's Hong Kong Limited (subject to conditions)
Cheque	Must be made payable to Christie's Hong Kong Limited (must be drawn in HKD on a HK bank, clearance will take 2 to 5 business days)

To assist in processing your payment efficiently, please quote your **sale, invoice number** and **account number** ; these may be found on your invoice.

Payments may be made in person at Christie's or by calling Post Sale Services.

Email	PostSaleAsia@christies.com
Telephone	+852 2760 1766
Mail	Christie's Hong Kong Limited, 6th Floor The Henderson, 2 Murray Road, Central, Hong Kong

Please see our Conditions of Sale for further information on buying at Christie's which can be found at the back of our catalogues and on our website: www.christies.com

Payment in full must be received in cleared funds before the property is released.

Failure to collect your property within 30 days of the sale date from any Christie's location will result in handling and administration charges plus any applicable taxes.